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                                             EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-32107 on Form S-3, Post-Effective Amendment No. 1 to Registration Statement No. 33-49333 on Form S-8, Post Effective Amendment No. 1 to Registration Statement No. 33-55861 on Form S-3, Post-effective Amendment No. 2 on Registration Statement No. 33-50571 on Form S-3, Post-Effective Amendment No. 1 to Registration Statement No. 33-56923 on Form S-8, Registration Statement No. 333-18149 on Form S-3, Registration Statement No. 333-18973 on Form S-8 and Registration Statement No. 333-44885 on Form S-8 of our report dated February 9, 1998 appearing in this Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 1997.





s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Columbia, South Carolina
March 13, 1998


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